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                                                                    EXHIBIT 10.2


                      AMENDMENT #10 TO VANSTAR CORPORATION
            SECOND AMENDED AND RESTATED FINANCING PROGRAM AGREEMENT


     This Amendment to Vanstar Corporation Second Amended and Restated Financing Program Agreement (this "Amendment") is made as of October 30, 1998 by and among Vanstar Corporation, a Delaware Corporation ("Vanstar") Vanstar Government Systems, Inc. ("VGS"), a Delaware corporation and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                   RECITALS:

     A. Vanstar, VGS (individually a "Borrower" and jointly the "Borrowers") and IBM Credit have entered into that certain Vanstar Corporation Second Amended and Restated Financing Agreement dated as of April 30, 1995 (as amended by Amendment #1 dated as of September 15, 1995, Amendment #2 dated as of October 26, 1995, Amendment #3 dated as of November 10, 1995, Acknowledgment, Waiver and Amendment dated as of April 17, 1996, Amendment #4 dated as of July 24, 1996, Amendment #5 dated as of September 25, 1996, Amendment #6 dated as of December 20, 1996, Amendment #7 dated as of October 31, 1997, Amendment #8 dated as of December 11, 1997, Acknowledgment, Waiver and Amendment dated as of March 10, 1998, Amendment #9 dated as of March 16, 1998 and as the same may be further amended, supplemented or otherwise modified from time to time, the "Agreement").

     B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of the Agreement as set forth herein.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and IBM Credit hereby agree as follows:

SECTION 1.     Definitions.   All capitalized terms not otherwise defined
herein shall have the respective meanings set forth in the Agreement.

SECTION 2.     Modification of Agreement.

     A. The following provisions are incorporated into and supplement the Agreement as if fully set forth as additional terms therein. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control in determining the agreement between IBM Credit and Borrower.

     "Temporary Credit Line Extension and Increase. Pursuant to Amendment #9 to Vanstar Corporation Second Amended and Restated Financing Agreement executed by and among Vanstar, VGS and IBM Credit on March 16, 1998 and IBM Credit's letter to Vanstar dated June 24, 1998 and executed by Mr. Kauko Aronaho, Borrowers' Chief Financial Officer, on July 1, 1998, the Temporary Credit Line is hereby terminated effective as of November 1, 1998."

     B. Section 3(b) of the Agreement is hereby modified by inserting immediately following the last sentence of the third paragraph, the following three sentences:

     "If the full amount of any amounts owed under this Agreement is not paid by its due date, including but not limited to any amounts due as a result of acceleration of the obligations, the unpaid amount will


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bear interest from its due date until IBM Credit receives payment thereof, at a per annum rate equal to (i) for the period from July 1, 1998 through September 30, 1998, Libor plus 2.60% and (ii) from October 1, 1998 and thereafter, Libor plus 6.50%. The aforesaid interest rate will be applied to the average daily balance of the outstanding payment(s) due for the delinquent period. Such finance charges shall be calculated based upon a year of 360 days for the actual days elapsed."

     C.   Section 13(a)(x) of the Agreement is hereby amended by deleting
Section 13(a)(x) in its entirety and substituting, in lieu thereof, the following:

          "any "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires a beneficial interest in 50% or more of the voting stock of either Borrower without the prior written consent of IBM Credit."

     D. Section 13(b)(i) of the Agreement is hereby amended by inserting immediately prior to the end of the first sentence thereof, the following:

          "provided, further, however, upon the occurrence of an Event of Default pursuant to Section 13(a)(x) of the Agreement, all Advances, together with all finance charges thereon shall be due and payable according to their existing repayment terms or on or prior to thirty days after the date of the change of control of either Borrower whichever date occurs first"

     E. Section 19 of the Agreement is hereby amended by modifying the definition of "Prime Rate" by deleting the second, third and fourth sentences of the definition thereof.

     F. Section 19 of the Agreement is hereby amended by deleting "October 31, 1998" in the definition of "Revolving Period" in its entirety and substituting, in lieu thereof, "March 31, 1999".

SECTION 3. Representations and Warranties. Each Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Borrowers in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrowers in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

SECTION 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do no violate or cause either Borrower not to be in compliance with the terms of any agreement to which such Borrower is a party.

SECTION 3.3 Litigation. There is no litigation, proceeding, investigation or labor dispute pending or threatened against either Borrower, which if adversely determined, would materially adversely affect the ability of Borrowers to perform their obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Borrowers and is enforceable against Borrowers in accordance with its terms.

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SECTION 4.   Ratification of Agreement.  Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Borrower hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrowers, and is not subject to any claims, offsets or defense.

SECTION 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of California.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.


Vanstar Corporation                         Vanstar Government Systems, Inc.

By: /s/ K. Aronaho                          By: /s/ H.C. Covington
   ------------------------------------         --------------------------------

Print Name: K. Aronaho                      Print Name: H.C. Covington

Title: Senior Vice President and C.F.O.     Title: Senior Vice President



IBM Credit Corporation

By: /s/ Salvatore Grasso
    -----------------------------------

Print Name: Salvatore Grasso

Title: Manager, Credit Operations


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